UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2011

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 1, 2011, Health Care REIT, Inc. (the “Company”) entered into separate amendments (collectively, the “Amendments”) to each of its equity distribution agreements (collectively, the “Agreements”) dated as of November 12, 2010 with each of UBS Securities LLC, RBS Securities Inc., KeyBanc Capital Markets Inc. and Credit Agricole Securities (USA) Inc. (collectively, the “Managers”). Pursuant to the Amendments, the Company increased the aggregate offering price of shares of its common stock that may be offered and sold pursuant to the Agreements to $630,015,047.63 in order to permit the offering and sale, from time to time, from and after the date of the Amendments, of shares of the Company’s common stock having an aggregate offering price of up to $500,000,000 through any of the Managers as sales agents.

Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions or as otherwise agreed by the Company and each of the Managers, or by means of any other existing trading market for the Company’s common stock or to or through a market maker other than on an exchange.

A form of the Amendments is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of certain terms of the Agreements and the transactions contemplated by the Agreements does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Form of Amendment No. 1, dated September 1, 2011, entered into by and between Health Care REIT, Inc. and each of UBS Securities LLC, RBS Securities Inc., KeyBanc Capital Markets Inc. and Credit Agricole Securities (USA) Inc.

5	Opinion of Shumaker, Loop & Kendrick, LLP

8	Tax Opinion of Arnold & Porter LLP

23.1	Consent of Shumaker, Loop & Kendrick LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 5

23.2	Consent of Arnold & Porter LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 8

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its: Chairman of the Board, Chief Executive Officer and President

Dated: September 8, 2011